EXHIBIT 10.12

                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is made effective this 30th day of November, 1998 by and between, Ken W. Kurtz ("Consultant"), an individual residing in Utah with offices located at 2133 E 9400 S Suite 151, Sandy, Utah 84093 and Nugget Exploration, Inc. ("Client"), a Nevada Corporation with offices located at 815 South Durbin St. Casper, Wyoming 82601 with respect to the following:

                                    RECITALS

         WHEREAS, Consultant is in the business of providing general business consulting services to privately held and publicly held corporations; and

         WHEREAS, Client desires to retain Consultant to assist Client with such services.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

1. Engagement of Consultant. Consultant agrees to use its best efforts to assist Client:

          a. In strategic planning, market research and in negotiating with and hiring qualified professionals to assist the Company in determining new markets and opportunities for the Company's current and future products and services;

          b. with various forms of document preparation including preparation of employment agreements, contracts and securities filings such as those needed by Client on Form 10-KSB, Form 10-QSB, and Form 8-K;

          c. in preparing and filing other documents with the necessary State and Federal regulatory bodies as is required by law;

          d. in preparing the correspondences required by the NASD, Depository Trust Corporation ("DTC"), CUSIP Bureau, Client's Transfer Agent;

          e. in identifying professionals to assist the Company in preparing financial statements and obtaining an audit on the financial statements in accordance with U.S. GAAP standards by an accounting firm with SEC peer review;

          f. in finding an attorney to provide any necessary legal assistance and opinions as required or if requested;

          g.   in  the   preparation   of  corporate   resolutions,   and  other
               correspondences necessary to fulfill its obligations under this Agreement, including Board and shareholder resolutions.

         All of the foregoing services collectively are referred to herein as the "Consulting Services."

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2.       Compensation   Client  shall  compensate   Consultant  as  follows  for
         consulting services ("Consulting Services") to be rendered pursuant to this Agreement which Client acknowledges consultant as having already substantially performed:

          a. Consultant shall issue to Client, four hundred thousand (400,000) shares of Client's common stock.

          b. All shares issued to Consultant pursuant to this Agreement shall be free-trading and registered on a Form S-8 registration statement which Client undertakes to file immediately upon execution of this Agreement. Client further agrees to file a post- effective amendment with a resale prospectus as is deemed necessary by counsel.

3.       Term of Agreement, Extensions and Renewals

          a. This Agreement shall be in effect for a period of one year from the date herein. This Agreement may be extended on a month to month basis (the "Extension Period") by mutual agreement of the parties executed in writing specifying the compensation for the Extension Period.

          b. In the event of early termination, Client shall be obligated for any amounts due under this agreement. Such notice of either extension or termination shall be in writing and shall be delivered via U.S. certified mail, when applicable, effective ten
               (10) days after delivery to the other.

4.       Expenses.   Each party shall be responsible  for its  own expenses  for the Consulting Services herein.

5. Due Diligence Client shall supply and deliver to Consultant all information as may be reasonably requested by Consultant to enable Consultant to make an investigation of the Client and its business prospects, and they shall make available to Consultant names, addresses, and telephone numbers as Consultant may need to verify or substantiate any such information provided.

6. Best Efforts Basis Consultant agrees that it will at all times, to the best of its experience, ability and talents, perform all the duties that may be required of and from Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that its efforts will have any impact on the Clients' business or that any subsequent financial improvement will result from Consultants' efforts.

7. Independent Legal and Financial Advice Consultant is not a law firm; neither is it an accounting firm. Consultant does, however, retain professionals in those capacities to better enable Consultant to provide consulting services. Client represent that they have not nor will they construe any of the Consultants' representations to be
         statements  of  law.   Client  has  and  will  continue  to  seek  the
         independent advice of legal and financial counsel regarding all material aspects of the transactions contemplated by this Agreement, including the review of all documents provided by Consultant to Client and all opportunities Consultant introduces to Client.


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8.       Miscellaneous

          a. The execution and performance of this Agreement has been duly authorized by all requisite individual or corporate actions and approvals and is free of conflict or violation of any other individual or corporate actions and approvals entered into jointly and severally by the parties hereto. This Agreement represents the entire Agreement between the parties hereto, and supersedes any prior agreements with regards to the subject matter hereof. This Agreement may be executed in any number of facsimile counterparts with the aggregate of the counterparts together constituting one and the same instrument. This Agreement constitutes a valid and binding obligation of the parties hereto and their successors, heirs and assigns and may only be assigned or amended by written consent from the other party.

          b. No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement. From time to time, each party will execute additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         c. The validity, interpretation, and performance of this Agreement shall be controlled by binding arbitration in the State of Wyoming under the rules then obtaining of the American Arbitration Association. Such arbitration ruling shall be final and binding amongst the parties herein. If any action is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs, and other costs incurred in proceeding with the action from the other party.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein above written.

Nugget Exploration, Inc.

 /s/ Tyson Schiff                                 /s/ Ken W. Kurtz
----------------------------                     -----------------------------
Tyson Schiff, President                          Ken W. Kurtz



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